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                                  EXHIBIT 10.4



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                          GUARANTY OF LEASE OBLIGATIONS

         This Guaranty of Lease Obligations (this "Guaranty") is made and entered into as of the 15th day of September, 1998 by and among Promus Hotels, Inc., a Delaware corporation (" Parent "), Red Lion Hotels, Inc., a Delaware corporation ("RLI "), and RLH Partnership, L. P., a Delaware limited partnership ("RLH Partnership").

                                    RECITALS

         WHEREAS, pursuant to the RLH Partnership, L.P. Contribution Agreement dated August 1, 1995 between Red Lion, a California Limited Partnership (the "Partnership") and RLH Partnership, the Partnership transferred to RLH Partnership certain interests in the hotels described in Exhibit A hereto (the "Retained Hotels");

         WHEREAS, pursuant to the Lease dated August 1, 1995 between RLH Partnership and RLI, as further amended from time to time (collectively, the "Master Lease"), RLH Partnership has leased the Retained Hotels to RLI;

         WHEREAS, RLH Partnership is willing to pay to RLI, the sum (the "Extension Payment") of One Million Five Hundred Thousand Dollars
($1,500,000.00) to induce RLI to extend the term of the Master Lease and enter into a certain Second Amendment to Lease amending the Master Lease ("Second Amendment");

         WHEREAS, RLI is a direct or indirect subsidiary of Parent;

         WHEREAS, Parent will derive financial and other benefits from the Extension Payment and the Second Amendment;

         WHEREAS, Parent desires to execute and deliver the Guaranty to induce RLH Partnership to pay the Extension Payment and execute the Second Amendment; and

         WHEREAS, the parties desire to set forth the Parent's guaranty obligations with respect to the Master Lease in this Guaranty.

                                    AGREEMENT

         NOW, THEREFORE, in acknowledgment of the foregoing recitals and in consideration of the mutual agreements expressed herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Guaranty of Lease Obligations

         Parent agrees to guaranty the punctual payment and performance of any and all liabilities and obligations of RLI owed to RLH Partnership and its partners and affiliates, and all of such person's officers, directors, employees, shareholders and agents, and any of the foregoing's


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successors and assigns (collectively, the "Indemnified Parties") under the
Master Lease (the "Obligations"). Parent hereby waives diligence, presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest of any such Obligation, suit or taking other action by the Indemnified Parties against, and giving any notice of default or other notice to, or making any demand on, RLI or its subsidiaries with respect to the Obligations. Parent's guaranty is a guarantee of payment and not of collection only, is a primary obligation and is an absolute, unconditional, continuing and irrevocable guaranty of performance and payment. To the extent enforceable by law, Parent will not assert, plead or enforce against the Indemnified Parties any defense of waiver, release, discharge or disallowance in bankruptcy, anti-deficiency statute, or unenforceability which may be available to Parent. The liability of Parent under this Guaranty shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy (including any rejection of the Master Lease in such bankruptcy), assignment for the benefit of creditors, reorganization arrangement, composition or readjustment of, or other similar event or proceeding affecting RLI or any of its subsidiaries of any of their respective assets including, without limitation, any foreclosure by any mortgagees of the tenant under the Master Lease of the tenant's interest, if any, in any of the Retained Hotels, as tenant under the Master Lease. If any payment by Parent to any Indemnified Party on account of the Obligations is rescinded, invalidated, set aside or must otherwise be returned to Parent, RLI, the estate or trustee of either, or to any other person, for any reason whatsoever, Parent shall remain liable hereunder for the Obligations as if such payment had not been made.

         2. Anti-Deficiency Waivers

         Parent hereby waives the rights set forth in Section 16 (or analogous section) in any "Non-Disturbance Agreement" (as defined in Section 4 of that certain First Amendment to Lease dated as of November 8, 1996 between RLH Partnership and RLI, as amended by the Second Amendment) to the same extent as RLI waives such rights including, without limitation, any Non-Disturbance Agreement entered into with Greenwich Capital Financial Products Inc., a Delaware corporation ("GCFP").

         3. Consents, Waivers, and Renewals

         At any time and from time to time, without notice to, or further consent of, Parent, an Indemnified Party may extend the time of payment of, or renew, any of the Obligations, and may also make any agreement with RLI or with any other individual or entity liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between such Indemnified Party and RLI or any such other individual or entity, without impairing or affecting the obligations of Parent under this Guaranty. An Indemnified Party may seek payment of any of the Obligations from Parent whether or not such Indemnified Party shall have proceeded against the RLI or any other obligor principally or secondarily obligated for any of the Obligations.

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         4. Termination

         This Guaranty shall remain in full force and effect until all of the Obligations shall have been paid, satisfied and performed in full except that this Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment or property or part thereof must be returned to RLI, any other tenant under the Master Lease, or the Parent upon the insolvency, bankruptcy or reorganization of RLI, any other tenant of the Master Lease or any other guarantor, or otherwise.

         5. Successors and Assigns

         This Guaranty shall be binding upon and inure to the benefit of the Successors and assigns of the parties, including, without limitation, GCFP and any other lender to Landlord and their respective successors and assigns.

         6. Amendment

         This Guaranty may be amended only by a written agreement signed by the parties and, if any obligations remain outstanding under any "Mortgage" (as defined in the Master Lease) of Landlord's interest in the Master Lease and/or the Retained Hotels, consented to by the Landlord's "Mortgagee" (as defined in the Master Lease).

         7. Governing Law

         This Guaranty shall be governed by and construed by the governing laws determined in accordance with Section 22.11 of the Master Lease.

         8. Specific Performance

         RLH Partnership, RLI and Parent agree that monetary damages would not be adequate compensation for any loss incurred by the Indemnified Parties by reason of a breach of the provisions of this Guaranty by RLI or Parent. Therefore, the Indemnified Parties shall be entitled to specific performance of the provisions of this Guaranty and RLI and Parent each hereby waives the claim or defense that there exists an adequate remedy at law to redress the nonperformance or other breach of this Guaranty.

         9. Agreement to Perform Necessary Acts

         Each party agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Guaranty.

         10. Invalid Provision

         The invalidity or unenforceability of any particular provision of this Guaranty shall not affect the other provisions, and this Guaranty shall be construed in all respects as if the invalid or unenforceable provision were omitted.

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         11. No Waiver of Breach

         No failure by any Indemnified Party to insist upon the strict performance of any covenant, agreement, term or provision of this Guaranty, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or subsequent breach of such covenant, agreement, term or provision. No waiver of any breach shall affect or alter this Guaranty, and this guaranty shall remain in full force and effect.

         12. Entire Agreement

         This Guaranty evidences the entire agreement of the parties with respect to the matters covered herein and supersedes all prior oral or written agreements or other understandings.

         13. Counterparts

         This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have executed this Guaranty as of the date first written above.

                                      "PARENT":

                                      PROMUS HOTELS, INC.

                                      By: /s/ William L. Perocchi
                                         ------------------------------------
                                      Name:  William L. Perocchi
                                           ----------------------------------
                                      Its: Executive Vice President
                                          -----------------------------------

                                      "RLI":

                                      RED LION HOTELS, INC., a Delaware
                                      corporation

                                      By: /s/ William L. Perocchi
                                         ------------------------------------
                                      Name:  William L. Perocchi
                                           ----------------------------------
                                      Its: Executive Vice President
                                          -----------------------------------

                                      "RLH PARTNERSHIP":

                                      RLH PARTNERSHIP, L.P., a Delaware
                                      limited partnership

                                      By: Red Lion G.P., Inc., a Delaware
                                          corporation, its general partner

                                          By:   /s/
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Its:
                                              ---------------------------------

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